EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-197579, 333-195771, 333-194102, 333-188452, 333-188449, 333‑184595, 333‑174200, 333‑174201, 333‑174202, 333‑159486, 333‑150948, 333‑149877, 333‑145891, 333‑144972, 333‑135003, 333‑132754, 333‑132753, 333‑124025, 333‑119335, 333‑116681, 333‑115351, 333‑115349, 333‑108251, 333‑105492, 333‑105481, 333‑104720, 333‑103657, 333‑103250, 333‑102648, 333‑101693, 333‑88390, 333‑87674, 333‑85080, 333‑82044, 333‑75874, 333‑65116, 333‑56898, 333‑33330, 333‑93609, 333‑85591, 333‑69589, 333‑71717, 333‑65529, 333‑61029, 333‑34599, 333‑27109 and 333‑18963) on Form S‑8 of Cadence Design Systems, Inc. (the Company) and in the registration statement (No. 333-198952) on Form S-3 of the Company of our reports dated February 17, 2015, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of January 3, 2015 and December 28, 2013, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three‑year period ended January 3, 2015, and the effectiveness of internal control over financial reporting as of January 3, 2015, which reports appear in the January 3, 2015 annual report on Form 10‑K of Cadence Design Systems, Inc.

/s/ KPMG LLP
Santa Clara, California
February 19, 2015